SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

__________________

January 18, 2007

FALCON NATURAL GAS CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-50229	98-0403897
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Westchase Center, 2500 City West Blvd, Suite 300, Houston, Texas	77042
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(713) 267-2240

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Entry into a Material Definitive Agreement

In connection with the resignation of Mr. Massimiliano Pozzoni and Mr. Fred B. Zaziski as officers and directors of Falcon Natural Gas Corp., a Nevada corporation (the "Corporation") as described below in Item 5.02, the Corporation entered into a Mutual Release with each of Messrs. Pozzoni and Zaziski. The mutual releases are attached as Exhibits hereto.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 17, 2007, Saul Shimon Deutsch was appointed to serve as a member of the Board of Directors of Falcon Natural Gas Corp., a Nevada corporation (the “Corporation”).

From September 2004 to the present, Mr. Deutsch has served as Vice President and Director of Marketing and Technology of Fairmont Funding, Ltd., a New York based mortgage banking firm. In this position, Mr. Deutsch developed targeted ethnic/interest mortgage marketing programs, implemented tax planning for the company and its owners as an integrated group, implemented estate planning, and planned and implemented a new computer system, which permits work-flow process of mortgage processing. In addition, Mr. Deutsch implemented a computer program, which measures high cost loans, as required by the New York State Banking Department, to assure that lenders do not violate predatory lending laws, and implemented the HMDA computer system, in connection with the reporting and analysis of lending done by race and creed. From December 2002 through 2004, Mr. Deutsch served as Chief Operating Officer of Connectell Corp., a land-line marketing and operating company. In this position, Mr. Deutsch created and implemented tracking systems in connection with telephone-sales-personnel productivity and efficiency of advertising campaigns. From March 2002 through November 2002, Mr. Deutsch served as Chief Operating Officer of Zalman Reis & Company. In this position, Mr. Deutsch created and implemented financial control and risk management systems, as well as created an inventory tracking system. From September 2000 through March 2002, Mr. Deutsch served as Chief Operating Officer of CP Industries. From May 1990 through December 2000, Mr. Deutsch served as Chief Financial Officer of J&R Music World, a billion dollar retail consumer electronics computer store. Mr. Deutsch has authored seven books and numerous articles regarding historical subjects. Mr. Deutsch received an Associate degree in Business Administration from Kingsborough Community College in June 1986 and an LL.B in Talmudic Jurisprudence in June 1984.

Also, on January 18, 2007, the Corporation received and accepted the resignations of Massimiliano Pozzoni as Vice President of Business Development, Chief Financial and Chief Accounting Officer, Secretary, Treasurer and Director of the Corporation, and Fred B. Zaziski as Chief Executive Officer, President and Director of the Corporation.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Exhibit No. Description

Exhibit	Description	Location

Exhibit 99.1	Letter of Resignation of Massimiliano Pozzoni	Provided herewith

Exhibit 99.2	Letter of Resignation of Fred B. Zaziski	Provided herewith

Exhibit 99.3	Mutual release dated January 18, 2007 by and between the Corporation and Massimiliano Pozzoni	Provided herewith

Exhibit 99.4	Mutual release dated January 18, 2007 by and between the Corporation and Fred B. Zaziski	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2007	FALCON NATURAL GAS CORP.

By: /s/ Saul Shimon Deutsch
Name: Saul Shimon Deutsch
Title: Director